UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

June 26, 2012
____________________________

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18927 (Commission File Number)	75-2349915 (IRS Employer Identification No.)

3631 West Davis, Suite A Dallas, Texas 75211 (Address of principal executive offices and zip code)

(214) 519-5200
(Registrant's telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2012, the Board of Directors at Tandy Brands Accessories, Inc. (the “Company”) approved the Company's: (1) fiscal 2013 management incentive plan, pursuant to which cash bonuses for the Company's executive officers will be determined for fiscal 2013; and (2) fiscal 2013 long-term incentive program, pursuant to which performance units will be awarded to the Company's executive officers for the performance period beginning July 1, 2012 and ending June 30, 2014.  Summaries of the 2013 management incentive plan and the 2013 long-term incentive program are set forth in Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

The Board of Directors also approved the compensation structure for the Company’s independent directors for fiscal 2013.  In order to rationalize non-employee director compensation with comparable companies, the annual retainer was set at $43,000.  The lead independent director will be entitled to receive an additional retainer of $10,000 and the audit and compensation committee chairs will receive additional retainers of $7,500.  Each independent director will also receive a grant of 8,000 shares of restricted stock which will vest in three equal annual installments.

Item 9.01(d)	Exhibits

Exhibit 10.1	Summary of Fiscal 2013 Management Incentive Plan

Exhibit 10.2	Summary of Fiscal 2013 Long-Term Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date:  July 2, 2012                                                                By:          /s/ N. Roderick McGeachy, III
N. Roderick McGeachy, III
Chief Executive Officer